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                                                                   Exhibit 11(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our Firm under the heading "Independent Accountants" in the Statement of Additional Information with respect to Post-Effective Amendment No. 20 pursuant to the Securities Act of 1933 and Amendment No. 21 to the Investment Company Act of 1940, as amended, to the Registration Statement on Form N-1A of M.S.D.&T. Funds, Inc. (File Nos. 33-27491 and 811-5782).


/s/ Coopers & Lybrand L.L.P.
    COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 4, 1997